Exhibit 10.15

Execution

AMENDMENT NO. 3

TO

ASSET PURCHASE AGREEMENT

THIS AMENDMENT NO. 3 TO ASSET PURCHASE AGREEMENT (this “Amendment”) is made as of the 18th day of April, 2008 (the “Effective Date”), between L.M. BERRY AND COMPANY, a Georgia corporation (“Seller”), and LOCAL INSIGHT REGATTA HOLDINGS, INC., a Delaware corporation (“Purchaser”).

RECITALS:

A.

Seller and Purchaser are parties to that certain Asset Purchase Agreement dated as of February 1, 2008, as amended by that certain Amendment No. 1 to Asset Purchase Agreement dated as of April 11, 2008, and as further amended by that certain Amendment No. 2 to Asset Purchase Agreement dated as of April 17, 2008 (as so amended, the “Purchase Agreement”).

B.	Seller and Purchaser desire to further amend and modify the Purchase Agreement as set out in this Amendment.

NOW, THEREFORE, in consideration of the premises, and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used in but not defined in this Amendment shall have the respective meanings ascribed thereto as set forth in the Purchase Agreement.

2. Designation of Closing Date. Pursuant to Section 1.6(a) of the Purchase Agreement and notwithstanding prior designations of the “Closing Date,” Seller and Purchaser hereby designate April 23, 2008 as the “Closing Date.”

3. New Section 4.26 to the Purchase Agreement. A new Section 4.26 is added to the Purchase Agreement at the end of Article IV thereof, as follows:

4.26 Excess Costs at Federal Way, WA. To the extent that the actual costs for the “Tenant Improvements” described on the attached Annex 4.26 exceeds $111,561.80, Seller will reimburse Purchaser for such excess costs within thirty (30) days of presentation to Seller of written evidence reasonably satisfactory to Seller of such excess costs; provided that Purchaser must present Seller with such written evidence within 60 days following completion of the Tenant Improvements requesting reimbursement therefor or this obligation shall terminate and be of no further force or effect.

4. New Section 4.27 to the Purchase Agreement. A new Section 4.27 is added to the Purchase Agreement immediately following new Section 4.26, as follows:

4.27 Excess Rental Costs at Rochester, NY. Seller shall pay to Purchaser as compensation for increased rental costs under the Agreement of Lease (the “Rochester Lease”) dated June 3, 2004, between Seller and Corporate Woods Associates, LLC, for the period commencing on May 1, 2008 through and including November 30, 2009 (the “Excess Rent Coverage Period”), those amounts set forth in the table below (such amounts being referred to as “Excess Rent”). Excess Rent for the relevant month shall be payable by Seller to Purchaser monthly on or before the first day of each relevant calendar month during the Excess Rent Coverage Period.

Calendar Month	Monthly Amount of Excess Rent
For each calendar month commencing May 2008 to and including November 2008	$8,856.58
For each calendar month commencing December 2008 to and including April 2009	$8,587.47
For each calendar month commencing May 2009 to and including November 2009	$9,898.93

5. Amendment of Exhibit 4.17 to Purchase Agreement. Exhibit 4.17 to the Purchase Agreement shall deemed amended as necessary to conform it with the IP Agreement as executed and delivered at Closing.

6. Effective Date. This Amendment shall become effective on the Effective Date.

7. No Other Amendments. Except as expressly amended and modified herein, the Purchase Agreement shall continue in full force and effect in accordance with its terms.

8. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. It shall not be necessary that any single counterpart hereof be executed by all parties so long as at least one counterpart hereof is executed by each of the parties hereto.

9. Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law principles.

[Signatures Appear on Following Pages]

IN WITNESS WHEREOF, the parties hereto have executed or have caused this Amendment to be executed by a duly authorized officer or Authorized Representative as of the date first above written.

L.M. BERRY AND COMPANY

By:	/s/ Daniel J. Graham
Daniel J. Graham
President and Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed or have caused this Amendment to be executed by a duly authorized officer or Authorized Representative as of the date first above written.

LOCAL INSIGHT REGATTA HOLDINGS, INC.

By:	/s/ John S. Fischer
John S. Fischer
General Counsel and Secretary

[Signature Page to Amendment No. 3 to Asset Purchase Agreement]